UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

FRANCHISE HOLDINGS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

FRANCHISE HOLDINGS INTERNATIONAL, INC.

3120 Rutherford Road, Suite 414

Vaughan, ONT L4K 0B2, Canada

To:	The Holders of the Common Stock of Franchise Holdings International, Inc.

Re:	Action by Written Consent In lieu of Annual Meeting of Stockholders

The Information Statement was furnished by the Board of Directors of Franchise Holdings International, Inc., a Nevada corporation (the “Company”, or “FNHI”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on March 5, 2019. The purpose of this Information Statement was to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of March 5, 2019, in lieu of an Annual Meeting of stockholders.

1.	To grant the Board of Directors the authority to amend the Company’s articles of incorporation to affect a reverse stock split (the “Reverse Split Proposal”) of the Company’s common stock (“Common Stock”).
2.	To grant the Board of Directors the authority to amend the Company’s Certificate of Designation for Series A Preferred Stock.

The foregoing actions were approved on March 5, 2019 by our Board of Directors. In addition, on March 5, 2019, Steven Rossi, the majority holder of the Company’s outstanding voting securities, as of the record date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval because Steven Rossi owns 1,000,000 shares of Series A Preferred Stock. Each one share of Series A Preferred Stock has voting rights equal to 299 shares of Common Stock, thus giving Mr. Rossi the voting power equivalent to 299,000,000 shares of Common Stock, in addition to the 11,500,000 shares of the Company’s Common Stock which Mr. Rossi owns.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to affect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

When FINRA approved the Reverse Stock Split and it was declared effective on March 29, 2019.

The entire cost of furnishing this Information Statement was borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement dated March 8, 2019 was furnished only to inform our stockholders of the actions described above before they took place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement was first distributed to you on or about March 11, 2019. Both the amendment to the Certificate of Designation and the Reverse Split have already been reviewed and approved by the State of Nevada and by FINRA. The Reverse Split became effective on March 29, 2019.

By Order of the Board of Directors

/s/ Steven Rossi
Steven Rossi, Chief Executive Officer

April 1, 2019

Vaughan, Ontario

FRANCHISE HOLDINGS INTERNATIONAL, INC.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of Franchise Holdings International, Inc., a Nevada corporation (“We” or the “Company”) by the Board of Directors to notify them about a certain action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of an Annual Meeting of the stockholders. The action was taken on March 5, 2019. Copies of this Information Statement are first being sent on or about March 11, 2019 to the holders of record on March 5, 2019 of the outstanding shares of the Company’s Common Stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting securities have approved the following actions (the “Actions”) by written consent dated March 5, 2019, in lieu of a meeting of the stockholders:

1.	To grant the Board of Directors the authority to amend the Company’s articles of incorporation to affect a reverse stock split (the “Reverse Split Proposal”) of the Company’s common stock (“Common Stock”).
2.	To grant the Board of Directors the authority to amend the Company’s Certificate of Designation for Series A Preferred Stock.

The Company may ask brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The vote, which was required to approve the above actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is March 5, 2019. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on March 5, 2019 (the “Record Date”). As of the Record Date, the Company had outstanding 153,804,298 shares of Common Stock. Holders of the Common Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209. Telephone: 303-282-4800.

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Vote Obtained - Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholder and his respective approximate ownership percentage of the voting stock of the Company is as follows: Steven Rossi, CEO, President and a Director of the Company: Steven Rossi owns 1,000,000 shares of Series A Preferred Stock. Each one share of Series A Preferred Stock has voting rights equal to 299 shares of Common Stock, thus giving Mr. Rossi the voting power equivalent to 299,000,000 shares of Common Stock, in addition to the 11,500,000 shares of Common Stock Mr. Rossi owns.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or about March 31, 2019.

The entire cost of furnishing this Information Statement will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the Record Date with respect to the beneficial ownership of Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock as of the Record Date (ii) our current directors, (iii) each person who will become a director on or after the tenth day following our mailing of this Information Statement, (iv) each of newly named executive officers and (v) all of our newly named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws, where applicable, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock that are shown as beneficially owned by them. In computing the number of shares of Common Stock owned by a person and the percentage ownership of that person, any such shares subject to options and warrants held by that person that are exercisable as of the Record Date or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of that person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person. The percent of class is based on 153,804,298 shares of common stock issued and outstanding as of the date of this report. Unless otherwise indicated, the mailing address of each individual is c/o Franchise Holdings International, Inc., 3120 Rutherford Road, Suite 414, Vaughan, ONT L4K 0B2, Canada

Name	Number of Shares of Common stock	Percentage	Number of Shares of Preferred Stock	Percentage

Steven Rossi [1][2]	11,500,000	7.5%	1,000,000	100%

[1]	11,500,000 restricted common shares are owned by Steven Rossi in his own name.

[2]	Steven Rossi also owns 1,000,000 shares of Series A Preferred Stock. Each one share of Series A Preferred Stock has voting rights equal to 299 shares of Common Stock, thus giving Mr. Rossi the additional voting power equivalent to 299,000,000 shares of Common Stock.

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PROPOSAL 1

APPROVAL TO AFFECT A REVERSE STOCK SPLIT

TO THE COMPANY’S COMMON STOCK

We are seeking shareholder approval to affect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.0001 per share, such split to combine six (6) outstanding shares of our Common Stock into one (1) share of Common Stock (the “Reverse Split Proposal”).

The amendment will not change the number of authorized shares of Common Stock, or the relative voting power of our shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The reverse stock split, if affected, would affect all of our holders of Common Stock uniformly.

The Board unanimously approved and recommended seeking shareholder approval of this Reverse Split Proposal, on March 5, 2019.

The Board’s decision to affect the reverse stock split is based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Following a reverse stock split, the number of our outstanding shares of Common Stock will be significantly reduced. The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). However, our Board believes that the benefits to the Company and our shareholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to affect a reverse stock split.

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Reasons for the Reverse Stock Split

The primary purpose for effecting the reverse stock split would be to increase the per share price of our Common Stock. The Board of Directors believes that affecting the reverse stock split would, among other things, help us to:

●	Meet certain initial listing requirements of the Canadian Stock Exchange (“CSE”);

●	Appeal to a broader range of investors to generate greater investor interest in the Company; and

●	Improve the perception of our Common Stock as an investment security.

Meet the Canadian Stock Exchange (“CSE”) Listing Requirements - Our Common Stock is currently listed on the OTC:QB (“FNHI”) and we plan to dual list on the CSE. CSE requires a minimum trading price per share in order to list. The CSE Rules and Regulations, require among other things, that in order to list on the exchange, the minimum IPO price conducted concurrent to listing is C$0.05.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to affect a reverse stock split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security - We believe that the overall economic environment in the industry in which we are currently operating has been a significant contributing factor in the decline in the price of our Common Stock. Our Board of Directors unanimously approved the discretionary authority to affect a reverse stock split as one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.

Certain Risks Associated with a Reverse Stock Split

Even if a reverse stock split is affected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

The reverse stock split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing shareholders.

The current economic environment, in which we operate, the substantial debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

Principal Effects of a Reverse Stock Split

If our shareholders approve this Reverse Split Proposal and the Board of Directors elects to affect a reverse stock split, our issued and outstanding shares of Common Stock would decrease at a rate of one share of Common Stock for every six (6) shares of Common Stock currently outstanding, with adjustment for any fractional shares. The reverse stock split would be affected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving whole shares in lieu of fractional shares. Shareholders holding fractional shares as a result of the Reverse Stock Split will be rounded up to the next whole share. The reverse stock split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a shareholder receiving a whole share in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, a reverse stock split is not related to a strategy to do so.

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In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split would have the following effects:

Increase the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, are uncertain. The Board intends to utilize the reverse stock split as part of its plan to obtain listing on the Canadian Securities Exchange (“CSE”) to meet their listing standards noted above.

Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company.

The following table contains approximate information relating to our common stock, based on share information as of March 5, 2019:

	Current	After Reverse Split at 1:6 Ratio
Authorized Common Stock	299,000,000	299,000,000
Common Stock issued and outstanding	153,804,298	25,634,050
Authorized but unissued	145,195,702	273,365,950

Although a reverse stock split would not have any dilutive effect on our shareholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board from time to time may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the reverse stock split not been affected. Many stock issuances not involving equity compensation do not require shareholder approval, and our Board generally seeks approval of our shareholders in connection with a proposed issuance only if required at that time.

In addition, a reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Common Stock

The Reverse Stock Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its shareholders. The Board believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may from time to time explore opportunities to make acquisitions through the use of stock. As a result, the Company’s current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

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Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

The Reverse Split Proposal was approved the majority shareholder, and our Board has determined that such an action is in the best interests of the Company and our shareholders, taking into consideration the factors discussed above.

We would then file a Certificate of Change to our Articles of Incorporation with the Secretary of the State of Nevada at such time as our Board of Directors had determined as the appropriate effective time for the reverse stock split to affect the reverse split. The certificate of amendment would add a new provision providing that holders of our Common Stock immediately prior to the filing of the amendment will receive one share of Common Stock for each number of shares selected by the Board. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our shareholders, the issued shares of Common Stock held by shareholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of one-for-six (1:6), as selected by our Board and set forth in the certificate of amendment.

For example, if a shareholder presently holds 1,000 shares of our Common Stock, he or she would hold 167 shares of Common Stock following a one-for-six reverse stock split with an adjustment for any fractional shares. Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, shareholders would be notified that the reverse stock split had been affected.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat Common Stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to affect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders that are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Corporate Stock Transfer, Inc. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will be available to be sent to the shareholder’s address of record indicating the number of shares (adjusted for any fractional shares) of Common Stock held following the reverse stock split, if required by the shareholder.

Effect on Certificated Shares

Upon the reverse stock split our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split, shareholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. The letter of transmittal will also contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

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Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after the reverse stock split the transfer agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) in order to avoid having shares become subject to escheat laws.

Fractional Shares

The effect of the Reverse Split upon existing shareholders of the common stock will be that the total number of shares of the Company’s common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Reverse Split divided by the reverse stock split ratio chosen by the Board, with an adjustment for any fractional shares. (Fractional shares will be rounded up to the next whole share).

Upon effectuation of the Reverse Split, each common shareholder’s percentage ownership interest in the Company’s common stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock of the Company will be substantially unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. Shareholders holding a fractional as a result of the Reverse Split will be rounded up to the next whole share.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to a reverse stock split, and we will not independently provide shareholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

Steven Rossi, the Majority Shareholder executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

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PROPOSAL 2

APPROVAL TO AFFECT AN AMENDMENT TO THE

SERIES A PREFERRED STOCK CERTIFICATE

OF DESIGNATION

We are seeking shareholder approval to file Amended and Restated Certificate of Designation for the Company’s Series A Preferred Stock, (previously attached to the March 8, 2019 Schedule Pre 14C as Appendix B).

The amendment will not change the number of authorized shares of Common Stock, or the relative voting power of our shareholders.

The Board unanimously approved and recommended seeking shareholder approval of this proposal to file Amended and Restated Certificate of Designation for the Company’s Series A Preferred Stock, on March 5, 2019.

Conversion Rights

The Board’s decision to file Amended and Restated Certificate of Designation for the Company’s Series A Preferred Stock is based on a number of factors, including certain requirements of the Canadian Securities Exchange (“CSE”) which may in the future require the Company to have only one class of voting securities issued and outstanding, which would require Mr. Rossi to convert his Series A Preferred Stock into shares of the Company’s Common Stock in order to facilitate the dual listing of the Company on the CSE.

Because of this CSE requirement, the proposed Amended and Restated Certificate of Designation for the Company’s Series A Preferred Stock includes the right of the holder to convert all of the 1,000,000 shares of Series A Preferred Stock into such number of shares of the Company’s Common Stock that shall equal 51% of the issued and outstanding shares of Common Stock on the date of conversion. In that way, Mr. Rossi could choose to convert all of his 1,000,000 shares of Series A Preferred Stock into a control block of Common Stock.

Majority Voting Control Remains with Steven Rossi

Our CEO, Steven Rossi, holds all 1,000,000 shares of our Series A Preferred Stock, and as such he holds majority voting power. Because the existing Certificate of Designation of the Company’s Series A Preferred Stock, which was filed on August 9, 2017, already provides the holder with 299 votes for each share of Series A Preferred Stock, Mr. Rossi already votes the equivalent of 299,000,000 shares of Common Stock on any matter put to a shareholder vote. This number exceeds the current issued and outstanding shares of our Common Stock.

Once the Company files the proposed Amended and Restated Certificate of Designation for the Company’s Series A Preferred Stock, Mr. Rossi will still maintain voting control, except that he will be entitled to vote the equivalent of 51% of the issued and outstanding shares of Common Stock, whereas all of the remaining holders of Common Stock shall vote their proportionate shares of the remaining 49%. In that way, Mr. Rossi maintains voting control, albeit by a smaller majority.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to an amendment of our Series A Preferred Stock, and we will not independently provide shareholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal file Amended and Restated Certificate of Designation for the Company’s Series A Preferred Stock except to the extent of their ownership of shares of our Common Stock and the Series A Preferred Stock.

Vote Required

Steven Rossi, the Majority Shareholder executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

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WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549-2736.

By order of the Board of Directors

/s/ Steven Rossi
Steven Rossi, Chief Executive Officer

April 1, 2019

Vaughan, Ontario

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